                         1997 EXECUTIVE SEVERANCE PLAN

                         Smart & Final Inc.

                         September 1997


CONTENTS
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                                                      PAGE

Article 1. Establishment, Term, and Purpose              1

Article 2. Definitions                                   1

Article 3. Participation                                 5

Article 4. General Severance Benefits                    6

Article 5. Change-in-Control Severance Benefits          8

Article 6. Excise Tax Equalization Payment              10

Article 7. Form and Timing of Severance Benefits        12

Article 8. Legal Remedies                               12

Article 9. Outplacement Assistance                      13

Article 10. Noncompetition                              13

Article 11. Successors and Assignment                   13

Article 12. Miscellaneous                               14

Appendix

SMART & FINAL INC.
1997 EXECUTIVE SEVERANCE PLAN

ARTICLE 1. ESTABLISHMENT, TERM, AND PURPOSE

     1.1. ESTABLISHMENT OF THE PLAN. Smart & Final Inc. (hereinafter referred to as the "Company") hereby establishes an executive severance plan to be known as the "Smart & Final Inc. 1997 Executive Severance Plan" (the "Plan"). The Plan shall become effective immediately upon September 12, 1997 (the "Effective Date").

     1.2. TERM OF THE PLAN. This Plan will commence on the Effective Date and shall continue in effect for three (3) full calendar years. However, at the end of such three-year (3) period and, if extended, at the end of each additional year thereafter, the term of this Plan shall be extended automatically for one
(1) additional year, unless the Committee delivers written notice six (6) months prior to the end of such term, or extended term, to each Participant, that the Plan will not be extended. In such case, the Plan will terminate at the end of the term, or extended term, then in progress.

     However, in the event a Change in Control occurs during the original or any extended term, this Plan will remain in effect for the longer of: (i) twenty-four (24) months beyond the month in which such Change in Control occurred; (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to Participants.

     1.3. PURPOSE OF THE PLAN. The purpose of the Plan is to provide certain key employees of the Company employment protection and financial security in the event of an involuntary termination ("General Severance"). The Plan also is intended to provide certain key employees of the Company who have a qualifying termination in connection with a change in control of the Company and who are otherwise eligible under the Plan with enhanced severance benefits ("Change-in-Control Severance") in lieu of General Severance.

ARTICLE 2. DEFINITIONS

  Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     2.1. "BASE SALARY" means the salary of record paid to a Participant as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

     2.2. "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.3. "BENEFICIARY" means the persons or entities designated or deemed designated by a Participant pursuant to Section 10.2 herein.

     2.4.  "BOARD" means the Board of Directors of the Company.

     2.5. "CAUSE" shall be defined as conduct of a Participant which is finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Committee shall make the determination of whether Cause exists, and after giving the Participant the opportunity to respond to the allegation that Cause exists.

     2.6. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.7 as constituting a Change in Control.

     A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

     (a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than [TWENTY-FIVE] percent ([25]%) of the combined voting power of the Company's then outstanding securities; or

     (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

     (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Nonemployee Directors).

     2.7. "CHANGE-IN-CONTROL SEVERANCE BENEFITS" means the payment of change-in-control severance compensation as provided in Section 5.4 herein.

     2.8. "CODE" means the United States Internal Revenue Code of 1986, as amended.

     2.9. "COMMITTEE" means the Compensation Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

     2.10. "COMPANY" means Smart & Final Inc., a Delaware corporation (including any and all subsidiaries), or any successor thereto as provided in
Article 9 herein.

     2.11. "DISABILITY" shall mean, for all purposes of this Plan, the incapacity of a Participant, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company, such Disability to be determined by the Committee upon receipt and in reliance on competent medical advice from one (1) or more individuals, selected by the Committee, who are qualified to give such professional medical advice.

     2.12. "EFFECTIVE DATE" means the date this Plan set forth above, contingent upon approval of the Board, or such other date as the Board shall designate in its resolution approving this Plan.

     2.13. "EFFECTIVE DATE OF TERMINATION" means the date on which a Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.

     2.14. "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     2.15. "GENERAL SEVERANCE BENEFITS" means the payment of general severance compensation as provided in Section 4.3 herein.

     2.16. "GENERAL SEVERANCE PERIOD" shall mean, for a particular Participant, the period commencing on the Participant's Effective Date of Termination and continuing for one month for every year of service with the Company, subject to a minimum General Severance Period of 12 months.

     2.17. "GOOD REASON" shall mean, without the Participant's express written consent, the occurrence of any one or more of the following:

     (a) The assignment of the Participant to duties materially inconsistent with the Participants authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an employee of the Company, or a reduction or alteration in the nature or status of the Participants authorities, duties, or responsibilities from those in effect during the immediately preceding fiscal year;

     (b) Without the Participan consent, the Companys requiring the Participant to be based at a location which is at least fifty (50) miles further from the Participants current primary residence than is such residence from the Companys current headquarters, except for required travel on the Companys business to an extent substantially consistent with the Participant s business obligations as of the Effective Date;

     (c) A reduction by the Company in the Participants Base Salary as in effect on the Effective Date or as the same shall be increased from time to time;

     (d) A material reduction in the Participants level of participation in any of the Companys short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Participant participates as of the Effective Date; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Participants reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Participants position; or

     (e) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Article 11 herein.

     2.18. "PARTICIPANT" means an officer of the Company who fulfills the eligibility and participation requirements, as provided in Article 3 herein.

     2.19. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     2.20.  "PLAN" means this 1997 Executive Severance Plan.

     2.21. "QUALIFYING CHANGE-IN-CONTROL TERMINATION" means any of the events described in Section 5.3 herein, the occurrence of which triggers the payments of Change-in-Control Severance Benefits hereunder.

     2.22. "QUALIFYING GENERAL TERMINATION" means any of the events described in Section 4.2 herein, the occurrence of which triggers the payment of General Severance Benefits hereunder.

     2.23. "QUALIFYING TERMINATION" means either a Qualifying Change-in-Control Termination or a Qualifying General Termination.

     2.24. "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

     2.25. "SEVERANCE BENEFITS" means either General Severance Benefits or Change-in-Control Severance Benefits.

     2.26. "TIER I EXECUTIVE" means an officer who has been selected to participate in the Plan and designated as Tier I Executive pursuant to Section 3.2.

     2.27. "TIER II EXECUTIVE" means an officer who has been selected to participate in the Plan and designated as a Tier II Executive pursuant to
Section 3.2.

ARTICLE 3. PARTICIPATION

     3.1. ELIGIBLE EMPLOYEES. Individuals eligible to participate in the Plan shall include all officers of the Company, as determined by the Committee in its sole discretion.

     3.2. PARTICIPATION. Subject to the terms of the Plan, the Committee may, from time to time select from all officers those who shall participate in the Plan. Officers selected to participate in the Plan shall be designated as either a Tier I Executive or a Tier II Executive and identified in the attached Appendix to the Plan, as may be amended from time to time to reflect new officers participating in the Plan or officers who have terminated Employment with the Company.

ARTICLE 4. GENERAL SEVERANCE BENEFITS

     4.1. RIGHT TO GENERAL SEVERANCE BENEFITS. A Participant shall be entitled to receive from the Company General Severance Benefits, as described in Section
4.3 herein, a Participant's employment with the Company shall end for any reason specified in Section 4.2 herein. Participants shall not be entitled to receive General Severance Benefits if they are terminated for Cause, or if their employment with the Company ends due to death, Disability, or Retirement.

     4.2. QUALIFYING GENERAL TERMINATION. The occurrence of any one or more of the following events shall trigger the payment of General Severance Benefits to a Participant under this Plan:

     (a) An involuntary termination of the Participant's employment by the Company for reasons other than Cause, death, or Disability;

     (b) A successor company fails or refuses to assume the Company's obligations under this Plan, as required by Article 11 herein.

     4.3. DESCRIPTION OF GENERAL SEVERANCE BENEFITS. In the event that a Participant becomes entitled to receive General Severance Benefits, as provided in Sections 4.1 and 4.2 herein, the Company shall pay to the Participant and provide him or her with the following:

     (a) Continued regular payments of the Participant's Base Salary, at the highest annual rate in effect at any time up to and including the Effective Date of Termination, through the end of the General Severance Period;

     In the event a Participant obtains subsequent employment during the General
         Severance Period, payments under this Section 4.3(a) shall be offset by Base Salary payments received by the Participant from his or her subsequent employer.

     (b) An amount equal to the Participant's unpaid Base Salary and accrued vacation pay through the Effective Date of Termination;

     (c) An amount equal to the Participant's unpaid targeted annual bonus, established for the plan year in which the Participant's Effective Date of Termination occurs, adjusted for actual performance through the Effective Date of Termination and multiplied by a fraction, the numerator of which is the number of days completed in the then-existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365);

     (d) A continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance through the end of the General Severance Period.

     Benefits provided under this Section 4.3(d) shall be provided to Participants at the same premium cost, and at the same coverage level, as in effect as of the Participant's Effective Date of Termination.

     However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for each Participant in a corresponding manner.

     In the event the Participant has available substantially similar benefits from a subsequent employer those welfare benefits shall provide secondary coverage for the remainder of the General Severance Period; and

     (E) A LUMP-SUM CASH PAYMENT OF THE ENTIRE BALANCE OF THE PARTICIPANT'S COMPENSATION WHICH HAS BEEN DEFERRED UNDER THE COMPANY'S NONQUALIFIED DEFERRED COMPENSATION PLAN(S) TOGETHER WITH ALL INTEREST THAT HAS BEEN CREDITED WITH RESPECT TO SUCH DEFERRED COMPENSATION BALANCE.

     4.4. TERMINATION FOR DISABILITY. If a Participant's employment is terminated due to Disability, the Participant shall receive his or her Base Salary through the Effective Date of Termination, at which point in time the Participant's benefits shall be determined in accordance with the Company's disability, retirement, insurance, and other applicable plans and programs then in effect.

     4.5. TERMINATION FOR RETIREMENT OR DEATH. If a Participant's employment is terminated by reason of his or her Retirement or death, the Participant's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

     4.6. TERMINATION FOR CAUSE. If a Participant's employment is terminated either: (i) by the Company for Cause; or (ii) by the Participant (other than for Retirement), the Company shall pay the Participant his or her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

ARTICLE 5. CHANGE-IN-CONTROL SEVERANCE BENEFITS

     5.1. RIGHT TO CHANGE-IN-CONTROL SEVERANCE BENEFITS. A Participant shall be entitled to receive from the Company Change-in-Control Severance Benefits, as described in Section 5.4 herein, in lieu of General Severance Benefits, as described in Section 4.3 herein, if there has been a Change in Control of the Company and if, within the six (6) full calendar month period prior to the effective date of a Change in Control, or within twenty-four (24) calendar months following the effective date of a Change in Control, the Participant's employment with the Company shall end for any reason specified in Section 5.3 herein.

     Participants shall not be entitled to receive Change-in-Control Severance Benefits if they are terminated for Cause, or if their employment with the Company ends due to death or Disability, or due to a voluntary termination of employment by the Participant without Good Reason.

     5.2.  SERVICES DURING CERTAIN EVENTS. IN THE EVENT A PERSON BEGINS A
TENDER OR EXCHANGE OFFER, CIRCULATES A PROXY TO SHAREHOLDERS OF THE COMPANY, OR TAKES OTHER STEPS SEEKING TO EFFECT A CHANGE IN CONTROL, EACH PARTICIPANT AGREES THAT HE OR SHE WILL NOT VOLUNTARILY LEAVE THE EMPLOY OF THE COMPANY AND WILL RENDER SERVICES UNTIL SUCH PERSON HAS ABANDONED OR TERMINATED HIS OR ITS EFFORTS TO EFFECT A CHANGE IN CONTROL, OR UNTIL SIX (6) MONTHS AFTER A CHANGE IN CONTROL HAS OCCURRED; PROVIDED, HOWEVER, THAT THE COMPANY MAY TERMINATE THE PARTICIPANT'S EMPLOYMENT FOR CAUSE AT ANY TIME, AND THE PARTICIPANT MAY TERMINATE HIS OR HER EMPLOYMENT ANY TIME AFTER THE CHANGE IN CONTROL FOR GOOD REASON.

     5.3. QUALIFYING CHANGE-IN-CONTROL TERMINATION. The occurrence of any one or more of the following events within twenty-four (24) calendar months following the effective date of Change in Control of the Company shall trigger the payment of Change-in-Control Severance Benefits to a Participant under this
Plan:

     (a) An involuntary termination of the Participant's employment by the Company for reasons other than Cause, death, Disability, Retirement, or a voluntary termination by the Participant for Good Reason;

     (b) A voluntary termination of the Participant's employment by a Tier I Executive during the thirty (30) day period commencing on the one (1) year anniversary of the Change in Control;

     (c) A successor company fails or refuses to assume the Company's obligations under this Plan, as required by Article 11 herein; or

     (d) The Company or any successor company breaches any of the provisions of this Plan.

     5.4. DESCRIPTION OF CHANGE-IN-CONTROL SEVERANCE BENEFITS. In the event that a Participant becomes entitled to receive Change-in-Control Severance Benefits, as provided in Sections 5.1 and 5.3 herein, the Company shall pay to the Participant and provide him or her with the following:

     (a) FOR TIER I EXECUTIVES: An amount equal to two (2) times the highest rate of the Participant's annualized Base Salary rate in effect at any time up to and including the Effective Date of Termination; or

     FOR TIER II EXECUTIVES: An amount equal to the highest rate of the Participant's annualized Base Salary rate in effect at any time up to and including the Effective Date of Termination;

     (b) FOR TIER I EXECUTIVES: An amount equal to two (2) times the Participant's average annual bonus earned over the three (3) full fiscal years prior to the Effective Date of Termination; or

     FOR TIER II EXECUTIVES: An amount equal to the Participant's average annual bonus earned over the three (3) full fiscal years prior to the Effective Date of Termination;

     (c) An amount equal to the Participant's unpaid Base Salary and accrued vacation pay through the Effective Date of Termination;

     (d) An amount equal to the Participant's unpaid targeted annual bonus, established for the plan year in which the Participant's Effective Date of Termination occurs, adjust to reflect actual performance through the Effective Date of Termination and multiplied by a fraction, the numerator of which is the number of days completed in the then-existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365);

     (e) FOR TIER I EXECUTIVES: A continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance for two (2) full years after the Effective Date of Termination; or

     FOR TIER II EXECUTIVES: A continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance for one (1) full year after the Effective Date of Termination; or

     Benefits provided under this Section 5.4(e) shall be provided to Participants at the same premium cost, and at the same coverage level, as in effect as of the Participant's Effective Date of Termination. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for each Participant in a corresponding manner;

     (f) A continuation of the financial planning and tax services provided by the Company to the Participant through the end of the calendar year in which the Effective Date of Termination occurs; and

     (g) A lump-sum cash payment of the entire balance of the Participant's compensation which has been deferred under the Company's nonqualified deferred compensation plan(s) together with all interest that has been credited with respect to such deferred compensation balance.

     5.5. TERMINATION FOR DISABILITY. Following a Change in Control of the Company, if a Participant's employment is terminated due to Disability, the Participant shall receive his or her Base Salary through the Effective Date of Termination, at which point in time the Participant's benefits shall be determined in accordance with the Company's disability, retirement, insurance, and other applicable plans and programs then in effect.

     5.6. TERMINATION FOR RETIREMENT OR DEATH. Following a Change in Control of the Company, if a Participant's employment is terminated by reason of his or her Retirement or death, the Participant's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

     5.7. TERMINATION FOR CAUSE OR BY A PARTICIPANT OTHER THAN FOR GOOD REASON OR RETIREMENT. Following a Change in Control of the Company, if a Participant's employment is terminated either: (i) by the Company for Cause; or (ii) by the Participant (other than for Retirement) and other than for Good Reason, the Company shall pay the Participant his or her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

ARTICLE 6. EXCISE TAX EQUALIZATION PAYMENT

     6.1. EXCISE TAX EQUALIZATION PAYMENT. In the event that a Participant becomes entitled to Severance Benefits or any other payment or benefit under this Plan, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 6.1 (including FICA and FUTA), shall be equal to the Total Payments. Such payment shall be made by the Company to the Participant as soon as practical following the effective date of termination, but in no event beyond thirty (30) days from such date.

     6.2. TAX COMPUTATION. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

     (a) Any other payments or benefits received or to be received by the Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel as supported by the Company's independent auditors and acceptable to the Participant, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

     (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the Effective Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     6.3. SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service adjusts the computation of the Company under Section 6.2 herein so that the Participant did not receive the greatest net benefit, the Company shall reimburse the Participant for the full amount necessary to make the Participant whole, plus a market rate of interest, as determined by the Committee.

ARTICLE 7. FORM AND TIMING OF SEVERANCE BENEFITS

     7.1. FORM AND TIMING OF SEVERANCE BENEFITS. The Severance Benefits described in Sections 4.3(b), 4.3(c), 4.3(e), 5.4(a), 5.4(b), 5.4(c), 5.4 (d),
and 5.4(g) herein shall be paid in cash to the Participant in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

     7.2. WITHHOLDING OF TAXES. The Company shall be entitled to withhold from any amounts payable under this Plan all taxes as legally shall be required (including, without limitation, any United States federal taxes, and any other state, city, or local taxes).

ARTICLE 8. LEGAL REMEDIES

     8.1. PAYMENT OF LEGAL FEES. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Participant as a result of the Company's refusal to provide the Change-in-Control Severance Benefits to which the Participant becomes entitled under this Plan, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the parties pertaining to this Plan; provided, however, that the Company shall be reimbursed by the Participant for all such fees and expenses in the event the Participant fails to prevail with respect to any one (1) material issue of dispute in connection with such legal action.

     8.2. ARBITRATION. Participants shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect.

     Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company; provided, however, that the Company shall be reimbursed by the Participant for all such fees and expenses in the event the Participant fails to prevail with respect to any one (1) material issue of dispute in connection with such legal action.

ARTICLE 9. OUTPLACEMENT ASSISTANCE

    Following a Qualifying General Termination (as described in Section 4.2 herein) the Participant shall be reimbursed by the Company for the costs of all outplacement services obtained by the Participant within the two (2) year period after the effective date of termination; provided, however, that the total reimbursement shall be limited to an amount equal to fifteen percent (15%) of the Participant's Base Salary as of the effective date of termination.

ARTICLE 10. NONCOMPETITION

    10.1. PROHIBITION ON COMPETITION. Without the prior written consent of the Company, during the term of this Plan, and for the greater of twelve (12) months following the expiration of this Plan, or any other period in which amounts are paid hereunder, Participants shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Plan, a business or enterprise will be deemed to be "in competition" if it is engaged in any significant business activity of the Company or its subsidiaries within the United States of America.

    However Participants shall be allowed to purchase and hold for investment less than three percent (3%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

     10.2. DISCLOSURE OF INFORMATION. Participants recognize that they have access to and knowledge of certain confidential and proprietary information of the Company which is essential to the performance of their duties as employees of the Company. Participants will not, during or after the term of their employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for their own purposes.

     10.3. COVENANTS REGARDING OTHER EMPLOYEES. During the term of this Plan, and for a period of twenty four (24) months following the termination of a Participant's employment, each Participant agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

ARTICLE 11. SUCCESSORS AND ASSIGNMENT

     11.1. SUCCESSORS TO THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the

Company's obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Plan and shall entitle Participants to compensation from the Company in the same amount and on the same terms as they would be entitled to hereunder if they had terminated their employment with the Company voluntarily for Good Reason. Except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

     11.2. ASSIGNMENT BY THE PARTICIPANT. This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a Participant dies while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan, to the Participant's Beneficiary. If the Participant has not named a Beneficiary, then such amounts shall be paid to the Participant's devisee, legatee, or other designee, or if there is no such designee, to the Participant's estate.

ARTICLE 12. MISCELLANEOUS

     12.1. NOTICE OF TERMINATION. Any termination by the Company for Cause or by a Participant for Good Reason shall be communicated by Notice of Termination. For purposes of this Plan, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

     12.2. EMPLOYMENT STATUS. Except as may be provided under any other agreement between a Participant and the Company, the employment of the Participant by the Company is "at will," and, prior to the effective date of a Change in Control, may be terminated by either the Participant or the Company at any time, subject to applicable law.

     12.3. BENEFICIARIES. Each Participant may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Participant under this Plan. Such designation must be in the form of a signed writing acceptable to the Committee. Participants may make or change such designations at any time.

     12.4. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

     12.5. SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Plan are not part of the provisions hereof and shall have no force and effect.

     12.6. MODIFICATION. No provision of this Plan may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by each affected Participant and by an authorized member of the Committee, or by the respective parties' legal representatives and successors.

     12.7. APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the state of California, shall be the controlling law in all matters relating to this Plan.

APPENDIX

TIER I EXECUTIVES

        TO BE PROVIDED.

TIER II EXECUTIVES

        TO BE PROVIDED.